CREDIT AGREEMENT

         THIS AGREEMENT is entered into as of the 30th day of July, 1997, by and between EDNA VALLEY VINEYARD ("Borrower"), a joint venture between THE CHALONE WINE GROUP, LTD. ("Chalone") and PARAGON VINEYARD CO., INC. ("Paragon"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").


                                  R E C I T A L

         Borrower has requested from Bank the credit accommodation described below, and Bank has agreed to provide such credit to Borrower on such terms and conditions contained herein. As of the date first written above, this Agreement shall cancel and supersede that certain Agreement between Borrower and Bank dated July 31, 1995.

         NOW, THEREFORE, Bank and Borrower hereby agree as follows:


                                    ARTICLE I
                                   THE CREDITS

         SECTION 1.1. LINE OF CREDIT.

         (a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including August 1, 1999, not to exceed at any time the aggregate principal amount of FIVE MILLION FIVE HUNDRED THOUSAND AND NO/1OO DOLLARS ($5,500,000.00) ("Line of Credit"), the proceeds of which shall be used to assist with working capital requirements. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

         (b) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all the limitations, terms and conditions contained herein; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

         SECTION 1.2. INTEREST/FEES.

         (a) Interest. The outstanding principal balance of the Line of Credit shall bear interest at the rate(s) of interest set forth in the Line of Credit Note.

         (b) Computation and Payment. Interest on the Line of Credit shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and places set forth in the Line of Credit Note.

         (c) Line of Credit Fees. Borrower shall pay to Bank a fee equal to one-half percent (0.50%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a monthly basis by Bank and shall be due and payable by Borrower in arrears.

         SECTION 1.3. PAYMENT OF PRINCIPAL/INTEREST/FEES. Bank shall, and Borrower hereby authorizes Bank to, debit any demand deposit account of Borrower with Bank for all payments of principal, interest and fees as they become due on any of the

Credits. Should, for any reason whatsoever, the funds in any such demand deposit account be insufficient to pay all principal, interest and/or fees when due, Borrower shall immediately upon demand remit to Bank the full amount of any such deficiency.

         SECTION 1.4.  COLLATERAL.

         As security for all indebtedness of Borrower to Bank, Borrower grants to Bank security interests of first priority in all Borrower's inventory, accounts receivable, general intangibles, other rights to payment, all Borrower's right, title and interest in and to the trade name "Edna Valley Vineyard" and any and all trade name rights and/or proprietary labels with respect thereto, and of second priority in equipment and fixtures, and all proceeds of the foregoing.

         As security for all  indebtedness  of Borrower to Bank,  Borrower shall
(a) cause Paragon Vineyard Co., Inc. ("Paragon") to consent to the granting to Bank by Borrower of a security interest of first priority in Borrower's rights to the Edna Valley Vineyard tradename and trademark; and (b) cause Chalone Wine Group, Limited to grant to Bank security interest of first priority all its inventory, accounts receivable, general intangibles (including tradenames and trademarks), other rights to payment, equipment and fixtures and liens in all real estate securing Chalone Wine Group, Limited's obligations to Bank and of the same priority.

         All of the foregoing shall be evidenced by and subject to the terms of such documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank, immediately upon demand, for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation filing and recording fees and costs of audits.

         SECTION 1.5. SUBORDINATION. Certain obligations of Borrower owing to Chalone Wine Group and to Paragon Vineyard have been subordinated to the obligations of Borrower to Bank, as evidence by subordination agreements previously delivered to Bank.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

         SECTION 2.1. LEGAL STATUS. Borrower is a joint venture duly organized and existing and in good standing under the laws of the State of California, and is qualified or licensed to do business, and is in good standing as a foreign corporation, if applicable, in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

         SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement, the Line of Credit Note, and each other document, contract and instrument required by or at any time delivered to Bank in connection with this Agreement (with all of the foregoing referred to herein collectively as the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

         SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of its joint venture agreement, or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

         SECTION 2.4. LITIGATION. There are no pending or threatened actions, claims, investigations, suits or proceedings before any governmental authority, court or administrative agency which may adversely affect the financial condition or operation of Borrower other than those heretofore disclosed by Borrower to Bank in writing.

         SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated March 31, 1997, heretofore delivered by Borrower to Bank is complete and correct and presents fairly the financial condition of Borrower; discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent; and has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged or granted a security interest or encumbered any of its assets or properties except as permitted by this Agreement.

         SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

         SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

         SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

         SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended from time to time (ERISA); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and/or is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

         SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

         SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable environmental, hazardous waste, health and safety statutes and regulations governing its operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the Superfund Amendments and Reauthorization Act of 1986 (SARA), the Federal Resource Conservation and
Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.


                                   ARTICLE III
                              CONDITIONS PRECEDENT

         SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to grant the Line of Credit is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

         (a) Approval of Bank Counsel. All legal matters incidental to the granting of the Line of Credit shall be satisfactory to counsel of Bank.

         (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

         (i)      This Agreement and the Line of Credit Note;

         (ii) Such other documents as Bank may require under any other section of this Agreement.

         (c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

         SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

         (a) Compliance. The representations and warranties contained herein shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

         (b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.


                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

         Borrower covenants that so long as the Line of Credit remain available or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto. Borrower shall:

         SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay the interest and principal on each of the Loan Documents requiring any such payments at the times and place and in the manner specified therein, any fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

         SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

         SECTION  4.3.  FINANCIAL  STATEMENTS.   Provide  to  Bank  all  of  the
following, in form and detail satisfactory to Bank:

         (a) not later than 60 days after and as of the end of each quarter, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement;

         (b) not later than 120 days after and as of the end of each fiscal year, an audited financial statement of Chalone Wine Group, Ltd., prepared by a certified public accountant, to include balance sheet, income statement, statement of cash flows, and notes to financial statements;

         (c) not later than 120 days after and as of the end of each fiscal year, a reviewed financial statement of Borrower, prepared by a certified public accountant, to include balance sheet, income statement, statement of cash flow and all footnotes (may be consolidated with Chalone Wine Group statement with a footnote containing separate financial statement);

         (d) not later than 120 days after and as of the end of each fiscal year, a reviewed financial statement of Paragon vineyard Co., Inc., prepared by a certified public accountant to include a balance sheet, income statement, statement of cash flow and all footnotes;

         (e) from time to time such other information as Bank may reasonably request.

         SECTION 4.4. COMPLIANCE. Maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; conduct its business in an orderly and regular manner; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower or its business.

         SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to Borrower's, including but not limited to fire, extended coverage, public liability, property damage and workers' compensation, carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

         SECTION 4.6. FACILITIES. Keep all Borrower's properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower's properties shall be fully and efficiently preserved and maintained.

         SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal and including federal and state income taxes, except such as Borrower may in good faith contest or as to which a bona fide dispute may arise, provided provision is made to the satisfaction of Bank for eventual payment thereof in the event that it is found that the same is an obligation of Borrower.

         SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower in excess of $100,000.00.

         SECTION 4.9. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices, except to the extent modified by the following definitions:

         (a) Ratio of Total Debt to Tangible Net Worth (defined as the aggregate of current liabilities and non-current liabilities less subordinated debt divided by Tangible Net Worth) not at any time greater than 1.25 to 1.0. Tangible Net worth shall mean joint venturers' equity in Borrower plus subordinated debt less the aggregate of any intangible assets and any obligations due from joint venturers, employees and/or affiliates.

         (b) Profitability on a year-to-date basis, determined as of each fiscal quarter end.

         (c) Inventory Turnover Ratio (defined as ending inventory divided by cost of goods sold for the most recent four (4) fiscal quarters) not greater than 2.0 to 1.0, determined as of each fiscal quarter end. Cost of goods sold to include any depreciation expense allocated according to generally accepted accounting principles, consistently applied.

         (d) EBITDA Coverage Ratio not less than 2.50 to 1.0 as of each fiscal year end, with "EBITDA" defined as net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense, and with "EBITDA Coverage Ratio" defined as EBITDA divided by the aggregate of total interest expense plus the prior period current maturity of long-term debt and the prior period current maturity of subordinated debt.

         SECTION 4.10. NOTICE TO BANK.  Promptly (but in no event more than five
(5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property in excess of an aggregate of $100,000.00.


                                    ARTICLE V
                               NEGATIVE COVENANTS

         Borrower further covenants that so long as the Line of Credit remains available or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without the prior written consent of Bank:

         SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any of the Credits except for the purposes stated in Article I.

         SECTION 5.2. CAPITAL EXPENDITURES. Make any additional investment in fixed assets in excess of an aggregate of $1,500,000.00 in fiscal year ending in 1997, and $1,000,000.00 in each fiscal year thereafter.

         SECTION 5.3. LEASE EXPENDITURES. Incur new obligations for the lease or hire of real or personal property requiring payments in any fiscal year in excess of an aggregate of $75,000.00.

         SECTION 5.4. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except the liabilities of Borrower to Bank and any other liabilities of Borrower existing as of the date of this Agreement and disclosed in the financial statement delivered to Bank pursuant to Section 2.5.

         SECTION 5.5. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any corporation or other entity; make any substantial change in the nature of Borrower's business; acquire all or substantially all of the assets of any corporation or other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material part of its assets except in the ordinary course of business.

         SECTION 5.6. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the-ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity.

         SECTION 5.7. NEGATIVE PLEDGE. Borrower shall not mortgage, pledge, grant or permit to exist a security interest in, or lien upon, any asset of Borrower, now owned or hereafter acquired, except any of the foregoing in favor of Bank.

         SECTION 5.8. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity.


                                   ARTICLE VI
                                EVENTS OF DEFAULT

         SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

         (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

         (b) Any representation or warranty made by Borrower hereunder shall prove to be incorrect in any material respect when made.

         (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

         (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any joint venturer in Borrower has incurred any debt or other liability to any person or entity, including Bank.

         (e) Any default in the payment or performance of any obligation, or any defined event of default, under any of the Loan Documents other than this Agreement.

         (f) The filing of a notice of judgment lien against Borrower or any joint venturer in Borrower; or the recording of any abstract of judgment against Borrower or any joint venturer in Borrower in any county in which Borrower or such general partner has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any joint venturer in Borrower; or the entry of a judgment against Borrower or any joint venturer in Borrower.

         (g) Borrower or any joint venturer in Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any joint venturer in Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any joint venturer in Borrower, or Borrower or any such joint venturer shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any such joint venturer shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under said Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

         (h) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

         (i) The dissolution or liquidation of Borrower or any joint venturer in Borrower; or Borrower or any such joint venturer, or any of their directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such joint venturer; or the withdrawal from Borrower of any joint venturer.

         (j) The resignation or expulsion during the term of this Agreement of any one or more of the joint venturers in Borrower with an aggregate ownership interest in Borrower of twenty-five percent (25%) or more.

         (k) Chalone shall cease to be the managing joint venturer of Borrower.

         (1) Paragon Vineyard Company shall sell, transfer or assign, or grant, suffer or permit to exist, a security interest in or lien upon, the "Edna Valley" tradename or trademark, whether voluntarily or involuntarily.

         (m) Borrower's right to use the "Edna Valley" tradename or trademark shall be lost or impaired for any reason.

         SECTION 6.2. REMEDIES. If an Event of Default shall occur, (a) any indebtedness of Borrower under any of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Bank to permit further borrowings hereunder shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any of the Credits and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank in connection with each of the Loan Documents may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.


                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank, of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

         SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

         BORROWERS:                 c/o The Chalone Wine Group, Ltd.

                                    Managing Joint Venturer
                                    621 Airpark Road
                                    Napa, CA 94558-6272

                                    EDNA VALLEY VINEYARD
                                    c/o Paragon Vineyard Co., Inc.
                                    Joint Venturer
                                    5880 Edna Road
                                    San Luis Obispo, CA 93401

         BANK:                      WELLS FARGO BANK, NATIONAL ASSOCIATION
                                    East Bay Regional Commercial Banking Office
                                    One Kaiser Plaza, Suite 850
                                    Oakland, CA 94612
                                    Attn:  Brian O'Melveny, Vice President

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

         SECTION 7.3. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), incurred by Bank in connection with
(a) the negotiation and preparation of this Agreement and each other of the Loan Documents, Bank's continued administration hereof and thereof, and the preparation of amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation any action for declaratory relief.

         SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without the prior written consent of Bank. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to the Line of Credit, Borrower or its business, or any collateral required hereunder.

         SECTION 7.5. ENTIRE AGREEMENT, AMENDMENT. This Agreement and each other of the Loan Documents constitute the entire agreement between Borrower and Bank with respect to the Line of Credit and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto. As of the date first written above, this letter shall cancel and supersede that certain Credit Agreement between Borrower and Bank dated April 15, 1992.

         SECTION 7.6. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

         SECTION 7.7. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

         SECTION 7.8. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

         SECTION 7.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent that Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of such rights and remedies as may be available under Federal law.

         SECTION 7.10. ARBITRATION.

         (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

         (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan
Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

         (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

         (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

         (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

         (f) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

         (g) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

                                                     WELLS FARGO BANK,
EDNA VALLEY VINEYARD                                    NATIONAL ASSOCIATION


By:      THE CHALONE WINE GROUP, LTD.                By: /s/ Brian O'Melveny
         Managing Joint Venturer                     ------------------------
                                                          Brian O'Melveny
                                                          Vice President

         By: /s/ William L. Hamilton
            -------------------------
             William L. Hamilton
             Chief Financial Officer/
             Executive Vice President